EXHIBIT 99.1

OnKure Therapeutics Reports Second Quarter 2026 Financial Results and Provides Business Highlights

-- Executing IND-enabling activities for next-generation PI3Ka pan-mutant selective candidates OKI-345 in breast cancer and OKI-355 in vascular anomalies, with IND submissions planned for 1H 2027

-- Hosted a Key Opinion Leader event highlighting the evolving PI3Kα treatment landscape and the scientific rationale supporting OnKure's next-generation PI3Kα pan-mutant inhibitor programs

-- Participated as an exhibitor and sponsor at the ISSVA World Congress 2026 in Philadelphia, supporting engagement with leading vascular anomalies clinicians and researchers

-- $176 million of cash, cash equivalents and marketable securities expected to fund operations into 2029

BOULDER, CO, August 4, 2026 -- OnKure Therapeutics, Inc. (Nasdaq: OKUR), a clinical-stage biopharmaceutical company focused on developing novel precision medicines, today reported financial results for the second quarter ended June 30, 2026, and provided recent business highlights.

“Following our strategic transformation earlier this year, we continue to advance our next-generation PI3Kα pan-mutant selective inhibitor pipeline, which we believe represents the most compelling opportunity to deliver differentiated therapies across PI3Kα-driven diseases,” said Nicholas Saccomano, Ph.D., President and Chief Executive Officer of OnKure. “Both OKI-355 and OKI-345 continue to advance through IND-enabling activities and remain on track for planned IND submissions in the first half of 2027. We believe the combination of our chemistry platform and deep understanding of PI3Kα biology positions us to develop differentiated therapies with the potential to meaningfully improve outcomes for patients. Our recent Key Opinion Leader event reinforced the scientific rationale underpinning our strategy and highlighted the significant opportunity for next-generation PI3Kα pan-mutant selective inhibitors to overcome the limitations of current therapies across multiple disease settings.”

Vascular Anomalies

OnKure continues to advance OKI-355, a next-generation PI3Ka pan-mutant-selective inhibitor candidate announced in March 2026 to lead its development pipeline in vascular anomalies. OKI-355 has been designed to selectively inhibit mutant PI3Kα while sparing wildtype PI3Kα, potentially enabling a wider therapeutic index and avoidance of class-limiting toxicities. High and sustained target coverage across all hotspot PI3Kα mutations can support the potential for deep and durable responses in vascular anomalies. OnKure plans to submit an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) for OKI-355 in the first half of 2027.

Additionally, earlier this year, OnKure initiated a discovery research program to expand its vascular anomalies pipeline beyond targeting PI3Ka.

Breast Cancer

In breast cancer, OnKure continues to advance OKI-345, a next-generation PI3Kapan-mutant-selective inhibitor candidate selected in March 2026. OKI-345 has been designed to selectively inhibit mutant

PI3Kα while sparing wildtype PI3Kα, potentially enabling a wider therapeutic index and avoidance of class-limiting toxicities. High and sustained target coverage across all hotspot PI3Kα mutations can support the potential for deep and durable responses in breast cancer, both as monotherapy and in combination. OnKure plans to submit an IND application to the FDA for OKI-345 in the first half of 2027.

Scientific Engagement

OnKure recently hosted a virtual Key Opinion Leader event titled "Selectivity Matters and Pan-Mutant Allosteric Inhibition Delivers," featuring Benjamin F. Cravatt, Ph.D., of Scripps Research, and Robert Abraham, Ph.D., Chief Scientific Officer of Engine Biosciences. The discussion explored the scientific rationale supporting next-generation PI3Kα pan-mutant selective inhibitors, including the importance of PI3Kα selectivity, the potential to overcome limitations of current therapies, and the Company's structure-based drug design approach.

OnKure also participated as an exhibitor and sponsor at the International Society for the Study of Vascular Anomalies (ISSVA) World Congress 2026 in Philadelphia, held in May

Financial Results

Cash position: As of June 30, 2026, the Company reported cash, cash equivalents, and marketable securities of $176.4 million, which is expected to provide cash runway into 2029.

Research and development (R&D) expenses: R&D expenses were $12.6 million for both the second quarter of 2026 and the second quarter of 2025. During the second quarter of 2026, an increase in clinical trial and outsourced manufacturing expenses was offset by a decrease in outsourced preclinical R&D expenses.

General and Administrative (G&A) expenses: G&A expenses were $4.3 million for the second quarter of 2026, compared to $3.7 million for the second quarter of 2025. The increase of $0.6 million was primarily driven by increases in personnel-related and consulting costs.

Net loss and net loss per share were $15.3 million, or $0.31 per share, for the second quarter of 2026, compared to $15.4 million, or $1.14 per share, for the second quarter of 2025.

About OnKure Therapeutics

OnKure Therapeutics (Nasdaq: OKUR) is a clinical-stage biopharmaceutical company focused on the discovery and development of best-in-class precision medicines that target biologically validated drivers of vascular anomalies and cancers that are underserved by available therapies. Using a structure and computational chemistry-driven drug design platform, OnKure is committed to improving clinical outcomes for patients by building a pipeline of small molecule drugs designed to selectively target specific mutations thought to be key drivers of vascular anomalies and cancer. OnKure aims to become a leader in targeting PI3Kα and has multiple programs designed to enable best-in-class targeting of this important molecular target.

For more information about OnKure, visit us at www.onkure.com and follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential of, and expectations regarding, OnKure’s product candidates and programs, including OKI-355 and OKI-345; OnKure’s ability to discover, develop and advance additional programs; expected milestones and the timing of such milestones, including the submission of IND applications for OKI-355 and OKI-345; OnKure’s expected cash runway; and statements by OnKure’s President and Chief Executive Officer. In some cases, you can identify forward-looking statements by terminology such as “believe,” “expect,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will” or the negative of these terms or other similar expressions.

These forward-looking statements are based largely on OnKure’s current expectations and projections about future events and trends that OnKure believes may affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: OnKure’s limited operating history; the significant net losses incurred since inception; the ability to raise additional capital to finance operations; the risk that actual uses of cash and cash equivalents differ from the assumptions underlying OnKure’s expected cash runway; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, OnKure’s product candidates; the outcome of preclinical testing and early clinical trials for OnKure’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements and the potential that the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials; OnKure’s limited resources; the risk of adverse events, toxicities or other undesirable side effects; potential delays or difficulties in the enrollment or maintenance of patients in clinical trials; the decision to develop or seek strategic collaborations to develop OnKure’s current or future product candidates in combination with other therapies and the cost of combination therapies; OnKure’s limited experience in designing clinical trials and lack of experience in conducting clinical trials; the substantial competition OnKure faces in discovering, developing, or commercializing products; OnKure’s ability to protect its intellectual property and proprietary technologies; developments relating to OnKure’s competitors and its industry, including competing product candidates and therapies; reliance on third parties, contract manufacturers, and contract research organizations; legislative, regulatory, political and economic developments and general market conditions; and those risks described in the section entitled “Risk Factors” in documents that OnKure files from time to time with the SEC, including its Annual Report on Form 10-K filed with the SEC on March 12, 2026, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 4, 2026, and any subsequent filings with the SEC. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for OnKure’s management to predict all risk factors, nor can OnKure assess the impact of all factors on OnKure’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although OnKure believes that the expectations reflected in the forward-looking statements are reasonable, OnKure cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, OnKure undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this press release.

Contact:

Dan Ferry

LifeSci Advisors

daniel@lifesciadvisors.com

ONKURE THERAPEUTICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30, 2026	December 31, 2025

Assets
Current assets:
Cash, cash equivalents and marketable securities	$176,386	$59,050
Prepaid expenses and other current assets	1,291	1,789
Total current assets	177,677	60,839
Property and equipment, net	435	618
Operating lease, right-of-use asset	840	387
Other assets	401	273
Total assets	$179,353	$62,117
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses, and other current liabilities	$6,307	$5,372
Operating lease liabilities, current portion	336	549
Total current liabilities	6,643	5,921
Long-term liabilities	602	12
Total liabilities	7,245	5,933
Stockholders’ equity	172,108	56,184
Total liabilities and stockholders’ equity	$179,353	$62,117

ONKURE THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$12,611	$12,613	$24,318	$25,625
General and administrative	4,288	3,711	8,196	7,699
Total operating expenses	16,899	16,324	32,514	33,324
Loss from operations	(16,899)	(16,324)	(32,514)	(33,324)
Other income:
Interest income	1,553	934	2,011	2,009
Total other income	1,553	934	2,011	2,009
Net loss	$(15,346)	$(15,390)	$(30,503)	$(31,315)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.31)	$(1.14)	$(0.96)	$(2.33)
Weighted average shares outstanding:
Basic and diluted	49,869,177	13,509,080	31,871,862	13,466,942